Exhibit 99.2

DEFENSE INDUSTRIES INTERNATIONAL REPORTS FIRST QUARTER 2007
FINANCIAL RESULTS;

First Quarter revenues increased by 113% year-over-year; First Quarter net income reached $465,064

ASHKELON, Israel, May 15, 2007, Defense Industries International, Inc. (OTCBB:DFNS), a leading manufacturer and global provider of personal military and civilian protective equipment and supplies, announced its financial results for the quarter ended March 31, 2007.

Net revenues for the first quarter increased to $3,914,572 from $1,833,371 in the first quarter of 2006. The increase in sales in mostly due to an increase in military sales in both the domestic and international markets.

Total sales to the local market reached $2,422,411 in the first quarter of 2007, compared with local sales of $1,274,594 in the first quarter of 2006.

Gross profit for the first quarter of 2007 was $1,288,167 compared to $308,898 for the first quarter of 2006. The increase in gross profit is principally attributable to the increase in sales. Selling expenses for the first quarter of 2007 increased to $239,765 from $135,689 in the first quarter of 2006. The increase in selling expenses is attributable to the increase in export sales. Selling expenses as a percentage of sales for the three months ended March 31, 2007 decreased to 6.1% from 7.4% for the same period in 2006.

General and administrative expenses for the first quarter of 2007 increased slightly to $413,893 from $394,250 for the first quarter of 2006.

Net income for the first quarter of 2007 reached $465,064 as compared to a net loss of $156,010 for the first quarter of 2006.

Net cash provided by operating activities in the first quarter of 2007 was $402,567 as compared to net cash used in operating activities of $442 in the first quarter of 2006.

Commenting on the results, Joseph Postbinder, CEO of Defense Industries said:
“We are extremely pleased with our first quarter results. This strong quarter marks a very positive beginning for our fiscal year. Our results for the quarter reflect the beginning of a shift in attitude of the Israeli Defense Ministry towards the importance of personal military protective equipment, as we are witnessing by substantial new orders, which we started to receive in the fourth quarter of 2006. As we have recently stated, we are glad to note that after many years we currently foresee significant growth opportunities in the domestic market segment in 2007 and we believe that this market will propel our future growth”.

About Defense Industries International, Inc.

Defense Industries International, Inc. is a leading manufacturer and global provider of personal military and civilian protective equipment and supplies. Defense Industries’ main products include body armor, bomb disposal suits and bullet-resistant vests and jackets; ballistic wall covers, ceramic armor plates and lightweight armor UHMW-PE plates; personal military equipment, battle pouch units and combat harness units; dry storage units, liquid logistics, tents and vehicle covers; winter suits, sleeping bags and backpacks. The Company’s manufacturing facilities meet American EQNET and international ISO 9001 standards. The Company has three principal subsidiaries, Export Erez Ltd., Achidatex Nazareth Elite ltd. and Owen Mills in the USA. For additional information, please visit the Company’s web site at www.defense-industries.com

Safe Harbor Statement

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The company undertakes no obligation to publicly release updates to these forward-looking statements made to reflect new events or circumstances after the date hereof. Neither the Company nor its agents assume responsibility for the accuracy and completeness of the forward-looking statements.

CONTACT INFORMATION:

AYELET SHAKED SHILONI
INVESTOR RELATIONS
1-866-44-786-33
ayelet.shaked@012.net.il